Exhibit 5.1

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826

May 15, 2006

Marc Hague
Director
Georgia International Mining Corporation

          Re:  Registration Statement on Form SB-2
                 Gentlemen:

          You have requested my opinion as to the legality of the issuance by Georgia International Mining Corporation, (the "Corporation") of up to 10,000,000 units each consisting of one share of common stock and one common stock purchase warrant to acquire an additional share of common stock being offered by the Corporation  and of the 2,400,000 shares being offered by the named selling securities holders (the “securities”. The securities are the subject of the Registration Statement on Form SB-2 (the "Registration Statement") to be filed on or about May x, 2006.

          Pursuant to your request I have reviewed and examined:

            (1) The Articles of Incorporation of the Corporation, (the "Articles");
            (2) The Bylaws of the Corporation;
            (3) Certain resolutions of the Director of the Corporation;
            (4) The Registration Statement; and
            (5) Such other matters as I have deemed relevant to my opinion.

          Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the securities consisting of the common stock, warrants and common stock underlying the warrants offered by the Corporation, have been duly authorized, and upon sale by the Corporation shall be legally issued, fully paid and non-assessable.  In addition, I am of the opinion that the warrants represent legally binding obligations of the Corporation and that the 2,400,000 shares offered by the selling securities holders have been legally issued and are fully paid and non-assessable..

          My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

          Not withstanding the above, I consent to the use of this opinion in the Registration Statement and to the reference to me in the Legal Matters section of the Prospectus contained in the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DENNIS BROVARONE
Dennis Brovarone